UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2006

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2006, Metro One Telecommunications, Inc. issued a press release announcing that it had received a notification letter from the NASDAQ Listing Qualifications Panel that its common stock will begin trading on the NASDAQ Capital Market effective at the opening of business on Wednesday, February 22, 2006.  The Company believes it meets all the criteria for listing on the NASDAQ Capital Market; however, its listing on the NASDAQ Capital Market is contingent upon the successful completion of an application and review process, in which Metro One must evidence compliance with all the requirements for continued listing on the NASDAQ Capital Market except the $1.00 minimum closing bid price requirements.  Under the rules of the NASDAQ Capital Market, Metro One would have until July 17, 2006, to comply with the $1.00 minimum closing bid price requirements of the Nasdaq Capital Market.  A copy of such press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

	99.1	Press Release dated February 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2006		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer